Exhibit (a)(2)

                               CASH ACCOUNT TRUST

                       Amendment of Declaration of Trust

     The undersigned, being a majority of the Trustees of the Cash Account Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Section 4 of the Amended and Restated Agreement and Declaration of Trust dated May 17, 1990, as amended (the "Declaration of Trust"), do hereby amend
Article III Section 1 of the Declaration of Trust, as follows:

     The series designated "Government Securities Portfolio" shall be redesignated as "Government & Agency Securities Portfolio."

     The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/John W. Ballantine                           /s/Lewis A. Burnham
-------------------------------                 --------------------------------
John W. Ballantine, Trustee                     Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                            /s/James R. Edgar
-------------------------------                 --------------------------------
Donald L. Dunaway, Trustee                      James R. Edgar, Trustee

/s/Paul K. Freeman                              /s/Richard T. Hale
-------------------------------                 --------------------------------
Paul K. Freeman, Trustee                        Richard T. Hale, Trustee

/s/Robert B. Hoffman                            /s/Shirley D. Peterson
-------------------------------                 --------------------------------
Robert B. Hoffman, Trustee                      Shirley D. Peterson, Trustee

/s/Fred B. Renwick                              /s/John G. Weithers
-------------------------------                 --------------------------------
Fred B. Renwick, Trustee                        John G. Weithers, Trustee


Dated:  March 17, 2004